Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of December 7, 2021, by and among RESERVOIR MEDIA MANAGEMENT, INC., a Delaware corporation (the “Borrower”), RESERVOIR MEDIA, INC., a Delaware corporation (“Parent”), the several banks and other financial institutions party hereto, as Lenders, the other Loan Parties listed on the signatures pages party hereto, and TRUIST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Parent, the Lenders listed on the signature pages thereto (the “Existing Lenders”) and the Administrative Agent are parties to a certain Fourth Amended and Restated Credit Agreement dated as of July 28, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Existing Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that (a) the Committing Lenders (as defined below) increase the amount of the Aggregate Revolving Commitments by $101,250,000 for total Aggregate Revolving Commitments in an amount equal to $350,000,000 (such increase, the “Revolving Commitment Increase”) on the date hereof and (b) the Existing Lenders and the Administrative Agent amend certain provisions of the Credit Agreement;

WHEREAS, the parties hereto have agreed to add City National Bank (the “New Lender”) as a new Lender under the Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent and the Required Lenders have agreed to the requested amendments, and the Existing Lenders as indicated on the signature pages hereof have agreed to provide the Revolving Commitment Increase (such Lenders, together with the New Lender, collectively, the “Committing Lenders”), in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Credit Agreement.

(a)            Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Aggregate Revolving Commitment Amount” in its entirety with the following:

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. As of the First Amendment Closing Date, the Aggregate Revolving Commitment Amount is $350,000,000.

(b)            Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Leverage Ratio” in its entirety with the following:

“Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Net Senior Debt as of such date to (b) Consolidated EBITDA of the Consolidated Group for the most recent four consecutive Fiscal Quarters ending on or prior to such date.

(c)            Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Consolidated Net Senior Debt” shall mean, as of any date, the sum of (a) Consolidated Senior Debt minus (b) Unrestricted Cash in an aggregate amount not exceeding $20,000,000.

“First Amendment Closing Date” shall mean December 7, 2021.

“Unrestricted Cash” shall mean cash and cash equivalents of the Loan Parties in a Controlled Account as shown on the consolidated balance sheet of Parent and its Subsidiaries and as reflected on the most recent Compliance Certificate delivered to Administrative Agent; provided, however, that amounts calculated under this definition shall exclude any amounts held by any Loan Party in escrow, trust or other fiduciary capacity for or on behalf of a holder of an Outside Interest, client, customer or similar Person of any Loan Party.

(d)            Section 6.1 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

Section 6.1.         Leverage Ratio. Parent will maintain, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended December 31, 2021), a Leverage Ratio of not greater than 7.50:1.00.

(e)            Section 6.3 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

Section 6.3.        Consolidated Senior Debt to Library Value. Consolidated Senior Debt shall not exceed, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended December 31, 2021), 47.5% multiplied by the Value of the Music Library of the Consolidated LTV Group as of such date of determination; provided, however, (i) if an annual Valuation of the Continuing Music Library results in a negative variance of greater than 15% but less than or equal to 20% from the prior year’s Valuation of the Continuing Music Library, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each Fiscal Quarter during the Fiscal Year following such annual Valuation only shall not exceed 42.5%; (ii) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 20% but less than or equal to 25%, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each Fiscal Quarter during the Fiscal Year following such annual Valuation only, shall not exceed 37.5%; (iii) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 25% but less than or equal to 30%, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each Fiscal Quarter during the Fiscal Year following such annual Valuation only, shall not exceed 32.5%; and (iv) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 30%, (a) the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each Fiscal Quarter during the Fiscal Year following such annual Valuation only, shall not exceed 32.5% and (b) the Borrower shall not be entitled to borrow additional Revolving Loans during the period from and after the delivery of such annual Valuation until the end of the Fiscal Year following such annual Valuation.

(f)            The Credit Agreement is hereby amended by replacing Schedule I in its entirety with Schedule A attached to this Amendment.

2.            Joinder of New Lender. Each party hereto (other than the New Lender) hereby consents to the joinder of the New Lender as a Lender under the Credit Agreement. The New Lender hereby agrees to be bound by the terms of the Credit Agreement as a Lender thereunder.

3.            Acknowledgment of Committing Lenders. Each Committing Lender (a) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide its share of the Revolving Commitment as set forth on Schedule A hereto (as applicable) and (b) agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit decisions in entering into this Amendment and providing its share of the Revolving Commitment as set forth on Schedule A hereto. Each Committing Lender acknowledges that upon the Amendment Effective Date (as defined below) its Revolving Commitment is accurately set forth on Schedule A. The Administrative Agent and the Existing Lenders hereby agree that the Revolving Commitment Increase shall not constitute an “Incremental Revolving Commitment” nor be counted against the “Incremental Commitment Amount” under the Credit Agreement.

4.            Revolving Credit Commitment Increase. Subject to the satisfaction of all conditions precedent to the effectiveness of this Amendment, each Committing Lender hereby commits to provide on the Amendment Effective Date, its portion of the Revolving Commitment Increase, which together with any Revolving Commitment of such Committing Lender immediately prior to this Amendment, is set forth for such Committing Lender on Schedule A attached hereto, on the terms and subject to the conditions set forth in this Amendment and the Credit Agreement.

5.            Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay the Administrative Agent or any of its Affiliates or the Lenders in connection with this Amendment, (ii) reimbursement or payment of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of Greenberg Traurig, LLP, counsel to the Administrative Agent), and (iii) each of the following documents (the “Amendment Effective Date”):

(a)            executed counterparts to this Amendment (which may include telecopy or other electronic submission of signed signature pages) from the Borrower, Parent, the other Loan Parties, the Required Lenders, the Committing Lenders and the Administrative Agent;

(b)            at the request of any Lender providing a Revolving Commitment Increase, promissory notes (or applicable replacements thereof);

(c)            a certificate of the Secretary or Assistant Secretary (or, in the case of UK Loan Parties, an authorized signatory) of each Loan Party in the form of Exhibit 3.1(b)(ii) attached to the Credit Agreement with such amendments as the Administrative Agent may agree, attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of such Loan Party’s board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of this Amendment (if applicable) and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(d)            certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together (except with respect to UK Loan Parties) with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and in the case of the Borrower, a certificate from the Secretary of State of New York that the Borrower is qualified as a foreign corporation;

(e)            a favorable written opinion of (i) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent or the Lenders shall reasonably request (ii) Slaughter and May, special English counsel to the Borrower and each UK Loan Party, addressed to the Administrative Agent and each of the Lenders, and covering such English law matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request and (iii) Greenberg Traurig, LLP (London), special UK counsel to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the this Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(f)            copies of favorable UCC, tax and judgment lien search reports (excluding, for the avoidance of doubt, intellectual property searches) in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties as requested by the Administrative Agent;

(g)            a certificate from a Responsible Officer of the Borrower certifying that, on the date hereof and immediately after giving effect to the transactions contemplated herein, no Default or Event of Default exists or is continuing, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects as of such earlier date), and since March 31, 2020, there has been no change with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(h)            duly executed copies of (i) that certain Supplemental Debenture dated as of the date hereof by and among the UK Loan Parties and Administrative Agent and (ii) that certain Supplemental Charge Over Shares dated as of the date hereof by and between Borrower and Administrative Agent; and

(i)            such other documents, instruments, certificates and consents as the Administrative Agent may reasonably request.

6.            Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)            such Loan Party (i) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)            the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (including this Amendment) are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)            the execution, delivery and performance by each Loan Party of this Amendment and the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any material Requirement of Law applicable to such Loan Party or any material judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any material Contractual Obligation of such Loan Party or any of its assets or give rise to a right thereunder to require any material payment to be made by such Loan Party and (iv) will not result in the creation or imposition of any Lien on any asset of such Loan Party, except Liens (if any) created under the Loan Documents;

(d)            this Amendment has been duly executed and delivered by the Loan Parties and constitutes a legal, valid and binding obligation of each of the Loan Parties, enforceable against each such Loan Party in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e)            as of the date hereof and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified as to materiality or as to Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date;

(f)            since March 31, 2020, there has been no change with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(g)            as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7.            Reaffirmations and Acknowledgments. Each Loan Party hereby (a) acknowledges that the Revolving Commitment Increase, and all interest, fees and other amounts due in connection therewith, constitute Obligations under the Credit Agreement, (b) affirms and confirms its pledges, grants, obligations and other commitments under each Collateral Document to which it is a party, (c) acknowledges and reaffirms that, as of the date hereof, the security interests and Liens granted to the Administrative Agent, on behalf of the Secured Parties, under the Loan Documents are in full force and effect and are enforceable in accordance with the terms of the applicable Loan Documents and the Collateral encumbered thereby continues to secure payment of all Obligations as set forth therein and (d) confirms that all of the Liens and security interests created and arising under the Collateral Documents remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations as existed prior to giving effect to this Amendment. Each Loan Party acknowledges, consents and agrees that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its guaranty obligations and liability under the Guaranty and Security Agreement.

8.            Effect of Amendment. Except as expressly set forth herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

9.            Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

10.            No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

11.            Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

12.            Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic transmission (in pdf form) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

13.            Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles and assigns.

14.            Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	RESERVOIR MEDIA MANAGEMENT, INC.

	By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

PARENT:	RESERVOIR MEDIA, INC.

	By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

LOAN PARTIES:	BLUE RAINCOAT MUSIC LIMITED

	By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Director

RESERVOIR/REVERB MUSIC LIMITED

	By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Sole Director, Secretary

CHRYSALIS RECORDS LIMITED

	By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Director

First Amendment to Fourth Amended and
Restated Credit Agreement

RESERVOIR HOLDINGS, INC.

By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Sole Director and President

TOMMY BOY MUSIC, LLC

By:	/s/Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

First Amendment to Fourth Amended and
Restated Credit Agreement

ADMINISTRATIVE AGENT, COMMITTING LENDER AND LENDER:	TRUIST BANK, as Administrative Agent, a Committing Lender and a Lender

	By:	/s/Carmen Malizia
Name: Carmen Malizia
Title: Director

First Amendment to Fourth Amended and
Restated Credit Agreement

COMMITTING LENDERS AND LENDERS:	PINNACLE BANK, as a Committing Lender and a Lender

	By:	/s/Jason Dobbs
Name: Jason Dobbs
Title: Senior Vice President

First Amendment to Fourth Amended and
Restated Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Committing Lender and a Lender

By:	/s/Jon Long
Name: Jon Long
Title: Senior Vice President

First Amendment to Fourth Amended and
Restated Credit Agreement

NEW YORK COMMUNITY BANK, as a Committing Lender and a Lender

By:	/s/Richard Sheehan
Name: Richard Sheehan
Title: First Vice President

First Amendment to Fourth Amended and
Restated Credit Agreement

REGIONS BANK, as a Committing Lender and a Lender

By:	/s/Bradley H. Peterson
Name: Bradley H. Peterson
Title: SVP Music & Entertainment

First Amendment to Fourth Amended and
Restated Credit Agreement

FIRST HORIZON BANK, as a Committing Lender and a Lender

By:	/s/Mark Ford
Name: Mark Ford
Title: SVP

First Amendment to Fourth Amended and
Restated Credit Agreement

CITY NATIONAL BANK, as New Lender and a Committing Lender

By:	/s/Steve Scott
Name: Steve Scott
Title: Senior Vice President

First Amendment to Fourth Amended and
Restated Credit Agreement

SCHEDULE A

SCHEDULE I

Revolving Commitment Amounts

Lender	Revolving Commitment Amount
Truist Bank	$85,000,000
Fifth Third Bank, National Association	$75,250,000
Pinnacle Bank	$58,750,000
Regions Bank	$58,750,000
First Horizon Bank	$33,500,000
City National Bank	$30,000,000
New York Community Bank	$8,750,000
TOTAL	$350,000,000